SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 24, 2007
NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	1-8359	22-2376465
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1415 Wyckoff Road
Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)
(732) 938-1480
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 24, 2007, at the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of New Jersey Resources Corporation (the “Company”), the Company’s shareholders approved the New Jersey Resources Corporation 2007 Stock Award and Incentive Plan (the “Plan”). The Company’s Board of Directors (the “Board”) had approved the Plan on November 15, 2006, subject to shareholder approval.
     A description of the Plan is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on December 20, 2006 (the “2007 Proxy Statement”) under the caption “APPROVAL OF THE 2007 STOCK AWARD AND INCENTIVE PLAN.” The description of the Plan is qualified in its entirety by reference to the full text of the Plan, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 12, 2007, and is incorporated by reference herein. A copy of the forms of: (1) Stock Option Agreement, (2) Performance Unit Agreement and (3) Restricted Stock Agreement, as approved by the Board on January 24, 2007 for use under the Plan, are attached to this Report as Exhibits 10.1, 10.2 and 10.3, respectively.
Item 5.02 Retirement of Director
     Effective at the Annual Meeting, Mrs. Dorothy K. Light has retired from the Company’s Board. Mrs. Light, who had been a member of the Company’s Board since 1990, and a member of the board of directors of New Jersey Natural Gas Company since 1985, had reached the retirement age for directors set forth in Company’s Corporate Governance Guidelines.
Item 9.01. Financial Statements and Exhibits.
The following exhibits are furnished with this report on Form 8-K:

Exhibit
Number	Description

10.1	2007 Stock Award and Incentive Plan Stock Option Agreement

10.2	2007 Stock Award and Incentive Plan Performance Units Agreement

10.3	2007 Stock Award and Incentive Plan Restricted Stock Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: January 25, 2007	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood
Senior Vice President, Chief Financial Officer and Treasurer